shareholder
letter
Q3 2025

our mission is
to develop the
best education
in the world
and make it universally available.

DUOLINGO Q3 / FY 2025                                  2

Q3 Highlights

User Metrics	Q3 2024	Q3 2025
Daily Active Users	37.2M	50.5M
36% YoY
Monthly Active Users	113.1M	135.3M
20% YoY
Paid Subscribers	8.6M	11.5M
at period end		34% YoY
Paid Subscriber Penetration	8.5%	9.0%
as % of LTM MAUs

Financial Metrics	Q3 2024	Q3 2025
Revenue	$192.6M	$271.7M
41% YoY
Total Bookings	$211.5M	$281.9M
33% YoY
Net Income (1)	$23.4M	$292.2M

Adjusted EBITDA	$47.5M	$80.0M
	24.7% margin	29.5% margin

(1) During the three months ended September 30, 2025, the Company released the valuation allowance previously recorded against its federal and state deferred tax assets, resulting in a one-time income-tax benefit, net of a return-to-provision adjustment, in the period of $222.7 million.
DUOLINGO Q3 / FY 2025                                  3

Dear shareholders,

2025 is shaping up to be another standout year for us. Through the first nine months, DAUs and revenue are both up 40% or more compared to the same period last year, and we continue to expand profitability. In Q3, we crossed an important milestone: more than 50 million people now use Duolingo every day. We also saw chess become our fastest-growing subject, had our biggest brand moment in Asia by partnering with Luckin Coffee, and launched a LinkedIn integration so learners can showcase their Duolingo Score.

Over 26,000 Luckin stores in Asia partnered with us, selling more than 10 million Duolingo-branded drinks in two weeks.

DAUs grew 36% year over year in Q3, even on top of an exceptional Q3 last year. Growth was slightly slower than Q2 in part because we posted less “unhinged” content on our English-speaking social media accounts as we listened to community feedback and prioritized building long-term brand sentiment. We recently started posting more unhinged content, and while impressions haven’t yet reached peak volume, we’ve seen a significant increase in them. We also modestly increased marketing spend to help drive momentum, particularly in the US. These actions support near-term user growth, but long-term gains will come from making our product even more engaging and effective.

Taking the long view

One of our five operating principles is “take the long view.” The opportunity ahead of us is to teach billions of people, and while we’ve made incredible progress, we know we’re early in our journey.

We focus on three core areas as we look to continuously improve our product: monetization, user growth, and teaching better across all our subjects. Each impacts our financial results on a different timeline. Monetization improvements, such as getting more users to subscribe, show up immediately. User growth improvements take longer to show up in our finances, since it takes time for people to subscribe. And teaching improvements take the longest, since they take time to improve user growth, which in turn takes time to improve monetization.
DUOLINGO Q3 / FY 2025                                  4

One of the most important parts of my job is balancing among these three core areas, both in terms of relative investment and navigating tradeoffs between them. For example, changes that boost subscriptions may have a negative impact on free user growth, so we have to determine what tradeoff makes sense.

In Q3 we decided to shift the balance towards longer-term initiatives. In particular, we’re investing proportionally more in teaching better, and we’re prioritizing user growth over monetization in the A/B tests that get launched. This shift is reflected in our full-year guidance. We’re doing this now because we want to keep growing users for a long time, and because of our increasing conviction that AI can fundamentally change what’s possible in how we teach. If we develop an app that is more engaging than, and teaches as well as, a personal tutor across multiple subjects, we think we’ll become a much bigger business in the long-term.

Looking ahead

As for Q4, I’m excited about a number of product initiatives. We’ve introduced player-vs-player on our chess course, a new flashcards exercise for better word memorization, and a new guided Video Call format that should help increase Max adoption. Q4 also brings two of our biggest annual events: Year in Review and our New Year’s Promotion. Both are high-impact events with global reach that we believe will set us up for a strong finish to the year.

Take the long view,

Luis von Ahn
CEO and Co-Founder

DUOLINGO Q3 / FY 2025                                  5

financial performance and outlook

Summary of Financial and Key Operating Metrics

(in millions)	Q3 2024	Q3 2025	YoY
User Metrics

Monthly active users (MAUs)	113.1	135.3	20%
Daily active users (DAUs)	37.2	50.5	36%
Paid subscribers (period end)	8.6	11.5	34%
Operating Metrics

Subscription bookings	$176.3	$240.3	36%
Total bookings	$211.5	$281.9	33%
GAAP Financial Measures

Revenues	$192.6	$271.7	41%
Subscription revenues	$157.6	$229.5	46%
Gross profit	$140.4	$196.9	40%
Gross margin (%)	72.9%	72.5%	~(40) bps
Net income (1)	$23.4	$292.2	>100%
Net cash from operating activities	$56.3	$84.2	50%
Non-GAAP Financial Measures (2)

Adjusted EBITDA	$47.5	$80.0	68%
Adjusted EBITDA margin	24.7%	29.5%	~5 pts
Free cash flow (3)	$51.2	$77.4	51%
Free cash flow margin (3)	26.6%	28.5%	~2 pts

(1) During the three months ended September 30, 2025, the Company released the valuation allowance previously recorded against its federal and state deferred tax assets, resulting in a one-time income-tax benefit, net of a return-to-provision adjustment, in the period of $222.7 million.
(2) Please refer to the Appendix at the end of this letter for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.
(3) The prior period has been recast to conform to current period presentation.

Amounts reported in millions are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. In addition, percentages presented are calculated from the underlying numbers in thousands and may not add to their respective totals due to rounding.
DUOLINGO Q3 / FY 2025                                     7

Third Quarter 2025 Highlights

Q3 2025 was another strong quarter, marked by continued top-line momentum and user growth. Total bookings grew 33% year over year, or 31% on a constant currency basis. Revenue grew 41% year over year, or 42% on a constant currency basis. Net income benefited from the release of valuation allowance of certain deferred tax assets of $222.7 million during the quarter. And we delivered record Adjusted EBITDA of $80.0 million, expanding year-over-year margin by almost five points to 29.5%.

In Q3, we delivered DAU growth of 36%, even while lapping a strong Q3 2024, which grew 54% year over year. We also outperformed our expectations for bookings. We continue to see a mix shift toward our higher-priced subscription tiers, including Max and our family plan, which drove a 7% year-over-year increase in subscription revenue per average paid subscriber, or ARPU.

Gross margin declined about 40 basis points year over year to 72.5%, as a result of increases in generative AI and hosting costs. We also achieved operating leverage across both GAAP and non-GAAP operating expenses, which led to our highest ever quarterly Adjusted EBITDA.

Q4 and FY 2025 Guidance

Duolingo is providing the following guidance for the fourth quarter ending December 31, 2025, and the full year ending December 31, 2025(1).

(in millions)	Q4 2025	FY 2025
Bookings	$329.5 - $335.5	$1,151 - $1,157
YoY Bookings Growth	21.3% - 23.5%	32.2% - 32.9%
Revenues	$273 - $277	$1,027.5 - $1,031.5
YoY Revenue Growth	30.3% - 32.2%	37.4% - 37.9%
Adjusted EBITDA (2)	$75.4 - $78.8	$296.9 - $300.2
Adjusted EBITDA margin (2)	27.6% - 28.4%	28.9% - 29.1%

(1)     Our guidance in the table above assumes foreign exchange rates as of October 31, 2025. On a constant currency basis, assuming the average foreign exchange rates for Q4 2024 remained constant for Q4 2025, we estimate our Q4 2025 year-over-year growth for bookings and revenue at 18.2% to 20.4% and 28.2% to 30.1%, respectively. On a constant currency basis, assuming the average foreign exchange rates for full-year 2024 remained constant for full-year 2025, we estimate our full-year 2025 year-over-year growth for bookings and revenue at 31.2% to 31.9% and 37.4% to 38.0%, respectively.
(2)     With regards to the non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net income, the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

DUOLINGO Q3 / FY 2025                                     8

2025 Outlook

Bookings and revenue

Based on our Q3 results and early Q4 trends, we’re raising our full-year bookings guidance slightly at the midpoint (numbers have been rounded from the table above).

Our guidance reflects the prioritization of short- and long-term investments Luis mentioned above.

•We expect FY 2025 bookings to grow 33% year-over-year, or 32% on a constant currency basis at the midpoint.
•We expect FY 2025 revenue to grow 38% year-over-year on both a reported and constant currency basis at the midpoint.
•We expect Q4 bookings to grow 22% year-over-year, or 19% on a constant currency basis at the midpoint.
•We expect Q4 revenue to grow 31% year-over-year, or 29% on a constant currency basis at the midpoint.
•Our outlook reflects exchange rates as of the end of October. As a reminder, over half of our bookings come from outside the US. So, every 1% change in the dollar versus our currency basket equates to about a $1 million impact on bookings for the remainder of the year.

Gross margin

We expect FY 2025 gross margin to decline about 80 basis points year-over-year. This is a 20 basis points improvement from the guidance we provided last quarter, which reflects lower-than-expected AI costs.

Adjusted EBITDA

Based on strong year-to-date top-line growth and continued cost discipline, we’re raising our full-year Adjusted EBITDA margin guidance to 29.0% at the midpoint, representing an expansion of about 330 basis points over last year and about 25 basis points above the midpoint of our previous guidance. This implies a full-year incremental margin of 37.9%, demonstrating our ability to deliver operating leverage even as we invest for growth.

For Q4, we are guiding to an Adjusted EBITDA margin of 28.0% at the midpoint, reflecting our continued investment in product-led AI initiatives and marketing.

DUOLINGO Q3 / FY 2025                                     9

Share count

Finally, we continue to expect fully diluted share count to increase about 1% in 2025, assuming Q3 quarter-end share price.

Dilutive Securities

Duolingo has various dilutive securities outstanding. The table below details these securities:

(Amounts in millions, except share price)	Price as of September 30, 2025	Weighted-average exercise price	Shares
Share price	$321.84
Common stock outstanding as of September 30, 2025			46.1
Founder awards (1)			1.4
Dilutive effect of stock options outstanding (2)		$19.02	0.9
RSUs outstanding			1.5
Total estimated diluted shares outstanding			49.9

(1)Includes 0.6 million underlying performance-based Restricted Stock Units ("RSUs") where performance criteria have not been satisfied.
(2)The Company has 1.0 million options outstanding as of September 30, 2025. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.
DUOLINGO Q3 / FY 2025                                     10

Video Webcast

Duolingo will host a video webcast to discuss its third quarter results today, November 5, 2025, at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations website two hours following completion of the webcast and will remain available for a period of one year.

About Duolingo

Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

DUOLINGO Q3 / FY 2025                                     11

Definitions

Monthly Active Users (MAUs). MAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. The measurement period for MAUs is the three months ended September 30, 2025 and the same period in the prior year where applicable, and the analysis of results is based on those periods. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. The measurement period for DAUs is the three months ended September 30, 2025 and the same period in the prior year where applicable, and the analysis of results is based on those periods. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to any Duolingo subscription offering and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of any Duolingo subscription offering. Total bookings include subscription bookings, income from advertising networks for advertisements served to our users, purchases of the Duolingo English Test, and in-app purchases of virtual goods. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, the majority of which are twelve months in duration.

Limitation of Key Operating Metrics and Other Data

We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and subscription and total bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. We believe that these metrics are reasonable estimates of our user base for the applicable period of measurement, and that the methodologies we employ and update from time-to-time to create these metrics are reasonable bases to identify trends in user behavior. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.
DUOLINGO Q3 / FY 2025                                     12

Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement our Unaudited Condensed Consolidated Financial Statements, which are presented in accordance with GAAP. Non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, constant currency measures, non-GAAP R&D expense, non-GAAP S&M expense and non-GAAP G&A expense (collectively, the “non-GAAP operating expenses”), free cash flow, and free cash flow margin. Please refer to the definitions and reconciliation at the end of this letter. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

The effect of currency exchange rates on our business is an important factor in understanding period to period comparisons. We use non-GAAP percentage change in constant currency revenues and bookings, which exclude the impact of fluctuations in foreign currency exchange rates, for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe this information is useful to investors to facilitate comparisons and better identify trends in our business. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We calculate constant currency revenues by translating current period foreign currency revenues using prior-year exchange rates applied consistently over the full revenue recognition period. We calculate constant currency bookings by using current period foreign currency bookings and translating them to constant currency using prior year comparable period exchange rates. The constant currency percentage change for revenues and bookings is calculated by dividing the difference between the constant currency amount and the prior year comparable period amount by the prior year comparable period amount.

DUOLINGO Q3 / FY 2025                                     13

Forward-Looking Statements

This Shareholder Letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this letter, including without limitation, statements regarding our business model and strategic priorities for growth, product enhancement, and monetization, including the expected benefits and efficacy of new products and product innovation for user growth and retention, and our financial outlook and guidance, are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, use, and otherwise process Personal Data about our users and payers, and to comply with applicable data privacy laws; our ability to successfully develop, implement and use of artificial intelligence and machine learning technologies; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (“SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com, and also from time to time may use social media channels, including our X account x.com/duolingo and our LinkedIn account linkedin.com/company/duolingo, as an additional means of disclosing public information to investors, the media, and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media, and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations, and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.
DUOLINGO Q3 / FY 2025                                     14

DUOLINGO, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2024	September 30, 2025

ASSETS
Cash and cash equivalents	$785,791	$1,011,542
Short-term investments	91,854	109,912
Accounts receivable	128,923	124,489
Deferred cost of revenues	80,162	94,570
Prepaid expenses and other current assets	14,858	26,592
Noncurrent assets	200,140	518,533
Total assets	$1,301,728	$1,885,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	372,884	441,728
Accounts payable	6,381	3,568
Other current liabilities	42,966	39,244
Long-term obligation under operating leases	54,656	93,257
Deferred tax liabilities, net	291	302
Total liabilities	477,178	578,099
Total stockholders’ equity	824,550	1,307,539
Total liabilities and stockholders' equity	$1,301,728	$1,885,638
DUOLINGO Q3 / FY 2025                                     15

DUOLINGO, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended September 30,
(in thousands)	2024	2025

Revenues	$192,594	$271,713
Cost of revenues	52,180	74,802
Gross profit	140,414	196,911
Operating expenses:
Research and development	62,878	82,707
Sales and marketing	25,574	35,081
General and administrative	38,388	43,964
Total operating expenses	126,840	161,752
Income from operations	13,574	35,159
Other (expense) income, net	569	(503)
Income before interest income and income taxes	14,143	34,656
Interest income	11,246	11,793
Income before income taxes	25,389	46,449
Provision for (benefit from) income taxes	2,029	(245,746)
Net income and comprehensive income (1)	$23,360	$292,195
Net income per share attributable to Class A and Class B common stockholders, basic	$0.53	$6.36
Net income per share attributable to Class A and Class B common stockholders, diluted	$0.49	$5.95

(1) During the three months ended September 30, 2025, the Company released the valuation allowance previously recorded against its federal and state deferred tax assets, resulting in a one-time income-tax benefit, net of a return-to-provision adjustment, in the period of $222.7 million.
DUOLINGO Q3 / FY 2025                                     16

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(in thousands)	2024	2025

Cash flows from operating activities:
Net income (1)	$74,667	$372,111
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	—	(239,486)
Depreciation and amortization	7,193	10,583
Stock-based compensation expense	80,690	101,175
Accretion on marketable securities, net	(12)	(1,458)
Changes in assets and liabilities:	39,631	37,620
Net cash provided by operating activities	202,169	280,545
Net cash used for investing activities	(106,965)	(64,496)
Net cash provided by financing activities	11,595	9,702
Net increase in cash, cash equivalents and restricted cash	106,799	225,751
Cash, cash equivalents and restricted cash - Beginning of period	750,345	788,526
Cash, cash equivalents and restricted cash - End of period	$857,144	$1,014,277

(1) During the three months ended September 30, 2025, the Company released the valuation allowance previously recorded against its federal and state deferred tax assets, resulting in a one-time income-tax benefit, net of a return-to-provision adjustment, in the period of $222.7 million.
DUOLINGO Q3 / FY 2025                                     17

appendix

e

Reconciliation: Adjusted EBITDA and Adjusted EBITDA Margin and GAAP Operating Expenses and Non-GAAP Operating Expenses

Adjusted EBITDA is defined as net income excluding interest income, income taxes, depreciation and amortization, stock-based compensation expenses related to equity awards, transaction costs related to acquisitions and acquisition earn-out costs. Beginning in Q3 2025, we expanded our Adjusted EBITDA definition to include integration costs related to acquisitions. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. GAAP operating expenses consist of research and development, sales and marketing, and general and administrative expenses. Non-GAAP operating expenses are defined as the respective GAAP operating expenses excluding depreciation and amortization, stock-based compensation expenses related to equity awards, and, as applicable, transaction costs related to acquisitions and acquisition earn-out costs. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following tables present a reconciliation of our net income and GAAP operating expenses, the most directly comparable financial measures presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin and non-GAAP operating expenses, respectively.

	Three Months Ended September 30,
(in thousands)	2024	2025
Net income (1)	$23,360	$292,195
Add (deduct):
Interest income	(11,246)	(11,793)
Provision for (benefit from) income taxes	2,029	(245,746)
Depreciation and amortization	2,876	3,553
Stock-based compensation expenses related to equity awards (2)	29,990	37,368
Acquisition transaction and integration costs (3)	399	4,204
Acquisition earn-out costs (4)	100	265
Adjusted EBITDA	$47,508	$80,046

Revenues	$192,594	$271,713

Adjusted EBITDA margin	24.7%	29.5%

DUOLINGO Q3 / FY 2025                                          19

Reconciliation: GAAP to Non-GAAP Operating Expense
	Three Months Ended September 30,
(in thousands)	2024	2025

Total GAAP Operating Expense	$126,840	$161,752
Less: Depreciation and amortization	(1,479)	(1,422)
Less: Stock-based compensation expenses related to equity awards (2)	(29,970)	(37,340)
Less: Other adjustments (2) (3)	(499)	(4,469)
Non-GAAP Operating Expense	$94,892	$118,521

Reconciliation: GAAP to Non-GAAP R&D Expense
	Three Months Ended September 30,
(in thousands)	2024	2025

Total GAAP R&D Expense	$62,878	$82,707
Less: Depreciation and amortization	(648)	(826)
Less: Stock-based compensation expenses related to equity awards (2)	(16,807)	(23,802)
Less: Other adjustments (3) (4)	—	(2,798)
Non-GAAP R&D Expense	$45,423	$55,281

Reconciliation: GAAP to Non-GAAP S&M Expense
	Three Months Ended September 30,
(in thousands)	2024	2025

Total GAAP S&M Expense	$25,574	$35,081
Less: Depreciation and amortization	(218)	(242)
Less: Stock-based compensation expenses related to equity awards (2)	(1,336)	(1,686)
Less: Other adjustments (3) (4)	—	(133)
Non-GAAP S&M Expense	$24,020	$33,021

Reconciliation: GAAP to Non-GAAP G&A Expense
	Three Months Ended September 30,
(in thousands)	2024	2025

Total GAAP G&A Expense	$38,388	$43,964
Less: Depreciation and amortization	(613)	(354)
Less: Stock-based compensation expenses related to equity awards (2)	(11,827)	(11,852)
Less: Other adjustments (3) (4)	(499)	(1,538)
Non-GAAP G&A Expense	$25,449	$30,220
DUOLINGO Q3 / FY 2025                                          20

Reconciliation: Free Cash Flow and Free Cash Flow Margin

Free cash flow is defined as net cash provided by operating activities, less capitalized software development costs and purchases of property and equipment. Beginning in Q1 2025, we have aligned our calculation of free cash flow to this definition, and prior periods in this letter have been recast to conform to this presentation. Free cash flow margin is defined as Free cash flow as a percentage of revenues. We believe that Free cash flow is a measure of liquidity that provides useful information to our management, investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow has certain limitations in that it does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments. The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow.

	Three Months Ended September 30,
(in thousands)	2024	2025

Net cash provided by operating activities	$56,267	$84,239
Less: Capitalized software development costs and purchases of intangible assets	(1,845)	(2,021)
Less: Purchases of property and equipment	(3,178)	(4,862)
Free cash flow (5)	$51,244	$77,356

Revenues	$192,594	$271,713

Free cash flow margin	26.6%	28.5%

(1) During the three months ended September 30, 2025, the Company released the valuation allowance previously recorded against its federal and state deferred tax assets, resulting in a one-time income-tax benefit, net of a return-to-provision adjustment, in the period of $222.7 million.
(2) In addition to stock-based compensation expense of $29.0 million and $35.6 million for the three months ended September 30, 2024 and 2025, respectively, this includes costs incurred related to taxes paid on equity transactions.
(3) Represents costs incurred related to acquisitions.
(4) Represents costs incurred related to the earn-out payment on an acquisition.
(5) The prior period has been recast to conform to current period presentation.
DUOLINGO Q3 / FY 2025                                          21

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
ir@duolingo.com

Press:
Monica Earle, Director of Public Relations
press@duolingo.com
DUOLINGO Q3 / FY 2025                                          22